UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34685	20-3779274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida	33308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 202-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting Date.

On May 17, 2012, Metals USA Holdings Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) in Fort Lauderdale, Florida.

(b)	Election of Directors and Other Matters Voted Upon.

At the Annual Meeting, the two proposals described below were submitted to a vote and approved by the Company’s stockholders of record as of March 30, 2012.

Proposal 1 – Election of Class II Directors. The Company’s stockholders elected two Class II directors, each to serve on the Company’s Board of Directors for a three-year term expiring at the 2015 Annual Meeting of Stockholders or until their successors are elected and qualified. Final voting results for the elected directors were as follows:

Nominee	For	Withheld	Broker Non-Votes

C. Lourenco Goncalves	30,229,666	4,313,777	1,634,210

John T. Baldwin	34,348,572	194,871	1,634,210

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. Final voting results were as follows:

For	Against	Abstained	Broker Non-Votes
36,151,037	2,928	23,688	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012	METALS USA HOLDINGS CORP.

	By:	/s/ Robert C. McPherson III
Robert C. McPherson III
Senior Vice President and Chief Financial Officer